Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CoinShares PLC

Jersey, Channel Islands

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of CoinShares PLC of our report dated November 21, 2025, relating to the consolidated financial statements of CoinShares International Limited, which is incorporated by reference in this Shell Company Report on Form 20-F of CoinShares PLC.

We also consent to the reference to us under the caption “Statements by Experts” in this Shell Company Report on Form 20-F of CoinShares PLC.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 31, 2026